Exhibit 1.1

EXECUTION VERSION

AmeriGas Partners, L.P.

AmeriGas Finance Corp.

5.750% Senior Notes due 2027

Underwriting Agreement

New York, New York

February 6, 2017

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representative of the several

Underwriters named in Schedule II hereto

Ladies and Gentlemen:

AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), and AmeriGas Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership (“Finance Corp.” and, together with the Partnership, the “Issuers”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, the respective amounts in Schedule II hereto of $525,000,000 aggregate principal amount of the Issuers’ 5.750% Senior Notes due 2027 (the “Securities”), to be issued under an indenture (the “Base Indenture”), dated as of June 27, 2016, between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, to be dated as of the Closing Date (as defined herein), between the Issuers and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Certain terms used herein are defined in Section 21 hereof.

The operating partnership of the Partnership, AmeriGas Propane, L.P., a Delaware limited partnership, is referred to herein as the “Operating Partnership,” and AmeriGas Propane, Inc., a Pennsylvania corporation and general partner of both the Partnership and the Operating Partnership, is referred to herein as the “General Partner.” The Securities Act of 1933, as amended, and the rules and regulations thereunder, are herein referred to as the “Act.” Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

Pursuant to the Offer to Purchase dated February 6, 2017, the Partnership is offering to purchase for cash (the “Tender Offer”) any and all of the outstanding 7.00% Senior Notes due 2022 (the “2022 Notes”) originally issued by Finance Corp. and AmeriGas Finance LLC, a Delaware limited liability company, and guaranteed by the Partnership. As described in the Disclosure Package and Final

Prospectus, proceeds from the issuance and sale of the Securities, together with cash on hand, if necessary, shall be used to (i) pay consideration to holders who tender their 2022 Notes in the Tender Offer and (ii) pay fees and expenses in connection with the Tender Offer and sale of the Securities and (iii) such other purposes as are specified in the Disclosure Package (as defined herein) and Final Prospectus.

1. Representations and Warranties. The Issuers, the Operating Partnership and the General Partner, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Issuers meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission not earlier than three years prior to the date hereof an “automatic shelf registration statement,” as defined in Rule 405 (Reg. Nos. 333-212117 and 333-212117-01) on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing in accordance with Rule 462(e). The Issuers have filed with the Commission, pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Issuers will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus, the Preliminary Prospectus and the Term Sheet) as the Issuers have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, and as applicable, the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”); on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except for such omissions as are permitted under Rule 430B of the Act; the Indenture complies in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) As of the Execution Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the Execution Time, each of the Issuers was a “well-known seasoned issuer” as defined in Rule 405. The Issuers agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) At each of the times of delivery to offerees of the Term Sheet (as defined below) and any other Free Writing Prospectus and as of the Execution Time, the Issuers were not and are not Ineligible Issuers (as defined in Rule 405) for purposes of the offering of Securities as contemplated in the Disclosure Package, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuers be considered Ineligible Issuers.

(f) Any Issuer Free Writing Prospectus and the Term Sheet do not include any information that conflicts with the information contained in the Registration Statement, including any information in any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus and the Term Sheet based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and is consistent with the audited financial statements included in the Partnership’s Annual Report on Form 10-K and the unaudited financial statements included in the Partnership’s Quarterly Reports on Form 10-Q.

(h) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act with full partnership power and authority to own, lease and operate its respective properties and to conduct its respective businesses in all material respects as described in the Disclosure Package and the Final Prospectus, and each of the Issuers and the Operating Partnership is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the financial condition, business, properties, results of operations or prospects (“Material Adverse Effect”) of the Partnership, its subsidiaries and the Operating Partnership, taken as a whole.

(i) Finance Corp. is a corporation duly incorporated, validly existing and in good standing under the Delaware General Corporation Law, with full corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Disclosure Package and the Final Prospectus, and Finance Corp. is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect on the Partnership, its subsidiaries and the Operating Partnership, taken as a whole.

(j) The General Partner is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own, lease and operate its properties and to conduct its business and to act as general partner of the Partnership and the Operating Partnership, in each case in all material respects, as described in the Disclosure Package and the Final Prospectus; and the General Partner is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify (i) does not have a Material Adverse Effect on the Partnership, its subsidiaries and the Operating Partnership, taken as a whole, or (ii) would not subject the limited partners that are unitholders of the Partnership to any material liability or disability.

(k) None of the General Partner, the Partnership or the Operating Partnership has any subsidiaries (other than the Partnership in the case of the General Partner and the Operating Partnership in the case of the Partnership) that would be deemed to be a significant subsidiary of any such entity (as such term is defined in Section 1-02 of Regulation S-X); all outstanding shares of capital stock or partnership interests of each significant subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock or partnership interests of the significant subsidiaries are owned by the Company either directly or through wholly owned subsidiaries, or by an affiliate of the Company, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(l) None of the Issuers, the Operating Partnership or the General Partner is in violation of its partnership agreement, certificate or articles of incorporation, by-laws, or other organizational documents, as applicable. None of the Issuers, the Operating Partnership or the General Partner is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Issuers, the Operating Partnership or the General Partner, as applicable, or of any decree or any court or governmental agency or body having jurisdiction over the Issuers, the Operating Partnership or the General Partner, which violation would, if continued, have a Material Adverse Effect on the Partnership, its subsidiaries and the Operating Partnership, taken as a whole. None of the Issuers, the Operating Partnership or the General Partner is in breach, default or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which any of the Issuers, the Operating Partnership or the General Partner is a party or by which any of them or any of their respective properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect on the Partnership, its subsidiaries and the Operating Partnership, taken as a whole.

(m) None of the offering, issuance and sale of the Securities, the execution, delivery or performance of this Agreement by the Issuers, the Operating Partnership, or the General Partner, or the consummation by the Issuers, the Operating Partnership or the General Partner, the execution, delivery and performance of the Indenture by the Issuers, or the consummation by the Issuers, the Operating Partnership or the General Partner of the transactions contemplated hereby (i) requires any permit, consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official which has not been obtained, or (ii) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, certificate or articles of incorporation, by-laws or other organizational documents of the Partnership or any of its subsidiaries, the Operating Partnership or the General Partner or (iii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any agreement, indenture, lease or other instrument to which the Partnership or any of its subsidiaries, the Operating Partnership or the General Partner is a party or by which any of them or any of their respective properties may be bound other than as described in the Disclosure Package and the Final Prospectus or (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Partnership or any of its subsidiaries, the Operating Partnership or the General Partner or any of their respective properties or (v) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership, its subsidiaries, the Operating Partnership or the General Partner pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (iii), (iv) or (v) above, which conflict, breach, violation or default would not, if continued, have a Material Adverse Effect on the Partnership and its subsidiaries on a consolidated basis or the General Partner or materially adversely affect the consummation of the transactions hereunder and except, in the case of clause (i), for such as has been obtained and made under the Act and the Trust Indenture Act or such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under state securities or blue sky laws and regulations or which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership and its subsidiaries on a consolidated basis, or have a material adverse effect on the consummation of the offering and sale of the Securities.

(n) Except as disclosed in the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), none of the Partnership, its significant subsidiaries, or the General Partner has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Partnership and its subsidiaries on a consolidated basis.

(o) Each of the Partnership, its subsidiaries, the Operating Partnership and the General Partner has filed all material tax returns required to be filed, and has timely paid all taxes shown to be due pursuant to said returns, other than those (i) which, if not paid, would not have a Material Adverse Effect on the Issuers and their respective subsidiaries on a consolidated basis or (ii) which are being contested in good faith.

(p) None of the Partnership, its subsidiaries, the Operating Partnership, or the General Partner has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, except as described in the Disclosure Package and the Final Prospectus, and, since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, there has not been any material adverse change in the partners’ equity or the capital stock or long-term debt of the Issuer, the Operating Partnership, or the General Partner, and there has not been any material adverse change in or affecting the financial condition, business, properties, results of operations or prospects of the Partnership and its subsidiaries on a consolidated basis (any such event in this paragraph being termed a “Material Adverse Change”).

(q) Ernst & Young LLP, who has expressed its opinion with respect to the consolidated financial statements and schedules of the Partnership included in, or incorporated by reference into, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), is the auditor of the Partnership and its subsidiaries and is independent within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(r) PricewaterhouseCoopers LLP, who has expressed its opinion with respect to the consolidated financial statements and schedules of the Partnership included in, or incorporated by reference into, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), was the auditor of the Partnership and its subsidiaries for the financial year ended September 30, 2014 and, during such time, was independent within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(s) The financial statements and schedules of the Partnership included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial position of the Partnership and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods shown; the financial statements and schedules of the Partnership and its consolidated subsidiaries included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement have been prepared in all material respects in conformity with generally accepted accounting principles applied on a substantially consistent basis, except to the extent disclosed therein.

(t) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary: (x) to permit preparation of financial statements and schedules in conformity with generally accepted accounting principles or any other criteria applicable to such statements as contemplated by Section 13(b)(2)(B) of the Exchange Act and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and is consistent with the audited financial statements included in the Partnership’s Annual Report on Form 10-K and the unaudited financial statements included in the Partnership’s Quarterly Reports on Form 10-Q.

(u) The Partnership maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Partnership in reports that it files or submits under the

Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(v) The General Partner is the sole general partner of the Partnership and the Operating Partnership with a general partner interest in the Partnership of 1.0% pursuant to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership as amended by Amendment No. 1 dated as of March 13, 2012 and Amendment No. 2 dated as of July 27, 2015 (the “Partnership Agreement”) and a general partner interest in the Operating Partnership of 1.0101% pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of December 1, 2004 (as it may be amended or restated at or prior to the Closing Date, the “AmeriGas Propane Partnership Agreement” and, together with the Partnership Agreement, the “Partnership Agreements”).

(w) As of the Closing Date, the General Partner and its consolidated subsidiaries will continue to own limited partner interests in the Partnership representing at least 20% of the Partnership’s limited partner interests.

(x) As of the Closing Date, the Partnership and its wholly owned subsidiary, AmeriGas Eagle Holdings, Inc., will continue to be the sole limited partners of the Operating Partnership, with a combined limited partner interest of 98.9899%, and will own such limited partner interest in the Operating Partnership free and clear of all liens, encumbrances, charges or claims other than those arising pursuant to the AmeriGas Propane Partnership Agreement.

(y) All of the issued shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of the General Partner are held directly or indirectly by UGI Corporation, free and clear of all liens, encumbrances, equities or claims.

(z) Each of the Issuers, the Operating Partnership and the General Partner has all requisite corporate or partnership power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement and, to the extent applicable, the Indenture and the Securities (the Indenture and the Securities are referred to as the “Operative Documents”) to which it is or will be a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to Finance Corp, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein and with respect to the Partnership, the partnership power to issue, sell and deliver the Securities as provided herein and therein.

(aa) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers, the Operating Partnership and the General Partner.

(bb) Each of the Partnership, its subsidiaries and the Operating Partnership has all necessary consents, approvals, authorizations, orders, registrations and qualifications of or with any court or governmental agency or body having jurisdiction over it or any of its properties or of or with any other person to conduct its business as set forth or contemplated in the Disclosure Package and the Final Prospectus, except such consents, approvals, authorizations, orders, registrations or qualifications which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect upon the Partnership and its subsidiaries on a consolidated basis.

(cc) Except as described in the Disclosure Package and the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Issuers, the Operating Partnership or the General Partner threatened, to which any of the Issuers, the Operating Partnership or the General Partner, or any of their respective subsidiaries, is or may be a party or to which the business or property of any of the Issuers, the Operating Partnership or the General Partner, or any of their respective subsidiaries, is or may be subject and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, and no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any of the Issuers, the Operating Partnership or the General Partner, or any of their respective subsidiaries, is or may be subject, that is reasonably expected to (x) individually or in the aggregate, have a Material Adverse Effect on the Partnership and its subsidiaries on a consolidated basis, or on the General Partner, (y) prevent or result in the suspension of the issuance of the Securities or (z) in any manner draw into question the validity of this Agreement and the Operative Documents.

(dd) None of the Partnership, its subsidiaries, the Operating Partnership or the General Partner (i) has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which violation would have a Material Adverse Effect on the Partnership and its subsidiaries on a consolidated basis, (ii) lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, (iii) is violating any terms and conditions of any such permit, license or approval or (iv) except as otherwise disclosed, is otherwise subject to any costs, obligations or liabilities associated with or related to any Environmental Law, which, in the case of clause (ii), (iii) or (iv), would have a Material Adverse Effect on the Partnership and its subsidiaries on a consolidated basis.

(ee) The Partnership, its subsidiaries, the Operating Partnership and the General Partner maintain insurance covering their respective properties, operations, personnel and businesses. In the General Partner’s reasonable judgment, such insurance insures against such losses and risks as are adequate to protect the Partnership, its subsidiaries, the Operating Partnership, the General Partner, and their businesses. None of the Issuers, their respective subsidiaries, the Operating Partnership or the General Partner has received notice from any respective insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date or any settlement date.

(ff) The Base Indenture has been duly authorized, executed and delivered by each of the Issuers. The Supplemental Indenture has been duly authorized by each of the Issuers and when the Supplemental Indenture has been duly executed and delivered by each Issuer and the Trustee, the Indenture will be the legally valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except that rights to indemnification thereunder may be limited by federal or state securities laws or policies relating thereto. The Base Indenture conforms, and the Supplemental Indenture, when executed and delivered, will conform, in all material respects to the description thereof in the Disclosure Package and the Final Prospectus.

(gg) The Securities have been duly and validly authorized for issuance and sale to you by each of the Issuers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Securities, when executed and delivered, will conform in all material respects to the description thereof in the Disclosure Package and the Final Prospectus.

(hh) None of the Issuers, the Operating Partnership or the General Partner is or, after giving effect to the offering and sale of the Securities to the Underwriters and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” or “controlled by” an “investment company” as those terms are defined in the Investment Company Act of 1940, as amended.

(ii) None of the Issuers, the Operating Partnership, the General Partner or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of the Florida Statutes, and each of the Issuers, the Operating Partnership and the General Partner agrees to comply with such Section if prior to the completion of the distribution of the Securities it commences doing such business.

(jj) None of the Issuers, the Operating Partnership, their subsidiaries or their affiliates (which include, but are not limited to, the General Partner) (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Entities or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. A “Sanctioned Entity” as used herein means (a) an agency of the government of, (b) an organization directly or indirectly controlled by or (c) an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority or other entity (each, a “Person”) residing in, in each case, a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (the “OFAC”) and published from time to time, as such program may be applicable to such agency, organization or Person. A “Sanctioned Person” herein means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

(kk) None of the Issuers, the Operating Partnership, their subsidiaries or their affiliates (which include, but are not limited to, the General Partner) nor, to the knowledge of any of the Issuers, the Operating Partnership or the General Partner, any director, officer, agent, employee, affiliate or other person acting on behalf of the Issuers, the Operating Partnership or the General Partner or any of their respective subsidiaries, is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act (“FCPA”), and the Issuers, the Operating Partnership, their subsidiaries and, to the knowledge of any of the Issuers, the Operating Partnership or the General Partner, their affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) The operations of the Issuers, the Operating Partnership, the General Partner and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers, the Operating Partnership, the General Partner or their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of any of the Issuers, the Operating Partnership or the General Partner, threatened.

(mm) The documents incorporated or deemed to be incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act.

Each of the Issuers, the Operating Partnership and the General Partner acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Issuers, the Operating Partnership and the General Partner and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers, the principal amount as set forth opposite such Underwriter’s name in Schedule II hereto of the Securities at a purchase price of 98.750% of the principal amount thereof.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date may be postponed by agreement between the Representative and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to an account specified by the Issuers. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

5. Agreements. (i) The Issuers, the Operating Partnership and the General Partner, jointly and severally, agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuers will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Issuers have furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which you reasonably object. The Issuers will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Issuers will promptly advise the Representative, prior to the termination of the offering of the Securities, (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or for any supplement to the Final Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuers will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their best efforts to have such amendment or new registration statement become or be declared effective as soon as practicable.

(b) The Issuers shall prepare a final term sheet in the form attached hereto as Schedule I (the “Term Sheet”) relating to the Securities, and file such Term Sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Disclosure Package in a form approved by the Representative, such approval not to be unreasonably withheld, conditioned or delayed, to correct such statement or omission, and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus (as it may be then supplemented) would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, including in connection with use or delivery of the Final Prospectus, the Issuers promptly will (i) notify the Representative of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment to the Registration Statement or supplement to the Final Prospectus which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Partnership will make generally available to its security holders and to the Representative an earnings statement or statements of the Partnership and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Issuers will furnish to the Representative, upon request, and counsel for the Underwriters, upon request, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Issuers will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Issuers will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering, issuance or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) Each of the Issuers agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Issuers that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Issuers, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405) required to be filed with the Commission or retained by the Issuers under Rule 433, other than the Term Sheet. Any such free writing prospectus consented to by the Representative or the Issuers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuers agree that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Issuers will not, without the prior written consent of J.P. Morgan Securities LLC, from the date of this Agreement until the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers which mature more than one year after the Closing Date, which are substantially similar to the Securities, which are denominated in the same currency as the Securities, and are offered primarily in the same market as the Securities.

(j) The Issuers will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(k) The Issuers agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and schedules and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus relating to the Securities, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) and the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto; (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the fees and expenses of the Partnership’s accountants and of PricewaterhouseCoopers LLP and the fees and expenses of counsel (including local and special counsel) for the Issuers; (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (x) all other costs and expenses incident to the performance by the Issuers of their obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers, the Operating Partnership and the General Partner contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers, the Operating Partnership and the General Partner made in any certificates pursuant to the provisions hereof, to the performance by the Issuers, the Operating Partnership and the General Partner of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, will have been filed in the manner and within the time period required by Rule 424(b); the Term Sheet and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and, to the knowledge of the Issuers, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) (i) The Issuers shall have requested and caused Morgan, Lewis & Bockius LLP, counsel to the Partnership, the Operating Partnership and the General Partner, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in form and substance as agreed with the Representative, and (ii) the Issuers shall have requested and caused the General Counsel of the Partnership to have furnished to the Representative her opinion, dated the Closing Date and addressed to the Representative, in form and substance as agreed with the Representative.

(c) The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Issuers shall have furnished to the Representative a certificate, signed by the President or any Vice President and the principal financial or accounting officer of Finance Corp. and the General Partner, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Issuers, the Operating Partnership and the General Partner in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuers, the Operating Partnership and the General Partner have complied, in all material respects, with all the agreements and performed, in all material respects, all the conditions on their part to be performed at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Issuers’ knowledge, threatened; and

(iii) after the Execution Time, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers, the General Partner or the Operating Partnership or any securities of the Issuers, the General Partner or the Operating Partnership (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by Moody’s Investor Service or Fitch Ratings, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuers, the General Partner or the Operating Partnership or any securities of the Issuers, the General Partner or the Operating Partnership by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Securities than that on which the Securities were marketed.

(e) (i) The Issuers shall have requested and caused Ernst & Young LLP, an independent registered public accounting firm, to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative.

(ii) The Issuers shall have requested and caused PricewaterhouseCoopers LLP, an independent registered public accounting firm, to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final

Prospectus (exclusive of any supplement thereto), there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6, the effect of which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g) Since the dates as of which information is given in the Disclosure Package and the Final Prospectus, other than as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any material adverse change in the partners’ capital or capital stock of any of the Issuers, the Operating Partnership, or the General Partner, as the case may be, nor any material increase in the long-term debt of any of the Issuers, the Operating Partnership, or the General Partner, (ii) there shall not have been any material adverse change or development involving a prospective change in or affecting the financial condition, business, properties, results of operations or prospects of the Partnership and its subsidiaries on a consolidated basis, or the General Partner and (iii) none of the Partnership, its subsidiaries, the General Partner or the Operating Partnership shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in this paragraph 6(g), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus.

(h) The Issuers and the Trustee shall have entered into the Supplemental Indenture and you shall have received counterparts, conformed as executed, thereof.

(i) Prior to the Closing Date, the Issuers shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Issuers, the Operating Partnership or the General Partner to perform any agreement herein or comply with any provision hereof other than by reason of a default or termination by any of the Underwriters pursuant to Sections 9 or 10 hereof, the Issuers will reimburse the Underwriters severally, through the Representative on demand, for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

It is understood that, except as otherwise provided in this Agreement, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, transfer taxes on any transfers of the Securities by the Underwriters and any advertising expenses connected with any offer they make and the transportation and other expenses incurred by the Underwriters in connection with presentations to prospective purchasers of the Securities.

8. Indemnification and Contribution.

(a) The Issuers, the Operating Partnership and the General Partner, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the Term Sheet, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers, the Operating Partnership and the General Partner will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers, the Operating Partnership and the General Partner by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below. This indemnity agreement will be in addition to any liability which the Issuers, the Operating Partnership and the General Partner may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuers, the Operating Partnership and the General Partner, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Issuers, the Operating Partnership and the General Partner within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers, the Operating Partnership and the General Partner to each Underwriter, but only with reference to written information furnished to the Issuers, the Operating Partnership and the General Partner by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information regarding the offering price appearing in the first and second sentences of the first paragraph under the caption “Underwriting—Commissions and Discounts” and the information regarding short positions appearing in the first and second paragraphs under the caption “Underwriting—Short Positions.” This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) based on the advice of counsel, the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified parties. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers, the Operating Partnership and the General Partner on the one hand and the Underwriters on the other severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuers, the Operating Partnership and the General Partner and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers, the Operating Partnership and the General Partner on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case under this paragraph (d) shall any Underwriter

(except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers, the Operating Partnership and the General Partner on the one hand and the Underwriters on the other severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers, the Operating Partnership and the General Partner on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers, the Operating Partnership and the General Partner shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers, the Operating Partnership and the General Partner on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers, the Operating Partnership, the General Partner and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and affiliate of an Underwriter shall have the same rights to contribution as such Underwriter and each person who controls the Issuers, the Operating Partnership and the General Partner within the meaning of either the Act or the Exchange Act, each officer of the Issuers, the Operating Partnership and the General Partner who shall have signed the Registration Statement and each director of the Issuers, the Operating Partnership and the General Partner shall have the same rights to contribution as the Issuers, the Operating Partnership and the General Partner, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. (i) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; (ii) provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuers. In the event of a default by any Underwriter as set forth in clause (ii) of this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative and Company shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Issuer’s securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers, the Operating Partnership and the General Partner or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or the Issuers or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Facsimile: (917) 464-5857, Attention: Jack Smith; with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Michael Kaplan; or, if sent to the Issuers, will be mailed, delivered or telefaxed to (610) 992-3258 and confirmed to it at the office of the Partnership at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, Attention: Monica M. Gaudiosi, Vice President, General Counsel, and Secretary; with a copy to Morgan, Lewis & Bockius LLP, 170 Market Street, Philadelphia, Pennsylvania, 19103, Attention: Joanne R. Soslow.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Issuers, the Operating Partnership and the General Partner hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuers and (c) the engagement by the Issuers, the Operating Partnership and the General Partner of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers, the Operating Partnership and the General Partner agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers on related or other matters). The Issuers, the Operating Partnership and the General Partner agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Operating Partnership and the General Partner and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Issuers, the Operating Partnership, the General Partner and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other appropriate information.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Preliminary Prospectus, (iii) the Term Sheet, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 3:40 p.m. on February 6, 2017.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean the preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including all the documents incorporated by reference therein and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

Very truly yours,

AMERIGAS PARTNERS, L.P.
By:	AmeriGas Propane, Inc.,
its general partner

By:	/s/ Hugh J. Gallagher
	Name:	Hugh J. Gallagher
	Title:	Vice President - Finance and Chief Financial Officer

AMERIGAS FINANCE CORP.

By:	/s/ Hugh J. Gallagher
	Name:	Hugh J. Gallagher
	Title:	Vice President – Finance and Chief Financial Officer

AMERIGAS PROPANE, INC.

By:	/s/ Hugh J. Gallagher
	Name:	Hugh J. Gallagher
	Title:	Vice President – Finance and Chief Financial Officer

AMERIGAS PROPANE, L.P.
By:	AmeriGas Propane, Inc.,
its general partner

By:	/s/ Hugh J. Gallagher
	Name:	Hugh J. Gallagher
	Title:	Vice President – Finance and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date thereof.

J.P. MORGAN SECURITIES LLC

By:	/s/ Jack Smith
Name:	Jack Smith
Title:	MD

For itself and the other several Underwriters named in Schedule II to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

AmeriGas Partners, L.P.

AmeriGas Finance Corp.

Pricing Term Sheet

$525,000,000 5.750% Senior Notes due 2027

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement.

Issuers:	AmeriGas Partners, L.P. AmeriGas Finance Corp.

Security Description:	5.750% Senior Notes due 2027

Face Amount:	$525,000,000

Maturity:	May 20, 2027

Interest Payment Dates:	May 20 and November 20, commencing on May 20, 2017

Coupon:	5.750% per annum

Offering Price:	100.000%

Yield to Maturity:	5.750%

Optional Redemption:	Make-whole at T+50 prior to February 20, 2027.

Callable thereafter at par plus accrued and unpaid interest, if any.

CUSIP / ISIN:	030981 AL8/ US030981AL88

Gross Spread:	1.25%

Trade Date:	February 6, 2017

Settlement Date:	February 13, 2017 (T+5)

Minimum Allocations:	$2,000

Increments:	$1,000

Joint Book Runners:	J.P. Morgan Securities LLC Wells Fargo Securities, LLC Citigroup Global Markets Inc. Merrill Lynch, Pierce Fenner & Smith Incorporated

SI

Senior Co-Managers:	Citizens Capital Markets, Inc. Credit Suisse Securities (USA) LLC PNC Capital Markets LLC
Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC BNY Mellon Capital Markets LLC Santander Investment Securities Inc. TD Securities (USA) LLC

The Issuers have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus included in that registration statement and other documents the Issuers have filed with the SEC for more complete information about the Issuers and this offering. You may get these documents free of charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at 866-803-9204.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SI

SCHEDULE II

Underwriters	Principal Amount of 2027 Notes
J.P. Morgan Securities LLC	$105,000,000.00
Wells Fargo Securities, LLC	94,500,000.00
Citigroup Global Markets Inc.	70,875,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	70,875,000.00
Citizens Capital Markets, Inc.	47,250,000.00
Credit Suisse Securities (USA) LLC	47,250,000.00
PNC Capital Markets LLC	47,250,000.00
BB&T Capital Markets, a division of BB&T Securities, LLC	10,500,000.00
BNY Mellon Capital Markets, LLC	10,500,000.00
Santander Investment Securities Inc.	10,500,000.00
TD Securities (USA) LLC	10,500,000.00
Total	$525,000,000.00

SII

SCHEDULE III

Issuer Free Writing Prospectuses

NONE

SIII